Exhibit 10.5

FORM OF INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made as of the      day of                     , 2005, by and among [    ] (the “Indemnitee”), David Lichtenstein and Lightstone Value Plus Real Estate Trust, Inc., a Maryland corporation (the “Company” and, together with David Lichtenstein, the “Indemnitors”).

WHEREAS, David Lichtenstein indirectly owns and controls, and acts as Chairman of the Board of Directors, Chief Executive Officer and President of, the Company;

WHEREAS, the Indemnitee has been elected to serve as a member of the Board (each individual serving in such capacity, a “Director”);

WHEREAS, the Company intends to obtain and provide directors’ and officers’ liability insurance (the “D&O Policy”) to each Director, including the Indemnitee;

WHEREAS, to the fullest extent permitted by applicable law, the Amended and Restated Articles of Incorporation (the “Charter”) and the Bylaws of the Company (together with the Charter, the “Organizational Documents”), the Indemnitors desire to provide the Indemnitee with indemnification from and exculpation for liability that he incurs in his service as a Director but which the D&O Policy does not satisfy, as an inducement to procure and retain the service of the Indemnitee as a Director;

WHEREAS, the Organizational Documents permit the Company to indemnify and exculpate each Director to the fullest extent permitted by Maryland and other applicable law;

WHEREAS, the Company does not have any significant assets to apply against operational expenses, including indemnification and exculpation liabilities, and will depend upon proceeds from its forthcoming public offering of up to 30,000,000 shares of common stock (the “Offering”) for a period of one year (the “Offering Period”);

NOW, THEREFORE, in consideration of the foregoing and the mutual premises, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Indemnification.

1.1 During the Offering Period, to the maximum extent permitted by Maryland law, other applicable law and the Organizational Documents, as in effect from time to time, and to the extent that the D&O Policy does not satisfy such claim or liability, David Lichtenstein shall save, defend, indemnify, hold harmless and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to the Indemnitee, from and against any claim or liability to which Indemnitee may become subject or which the Indemnitee may incur by reason of service in his capacity as a director of the Company.

1.2 After the Offering Period and provided that the Company receives Offering proceeds of at least $100,000,000, to the maximum extent permitted by Maryland law, other applicable law and the Organizational Documents, as in effect from time to time, and to the extent that the D&O Policy does not satisfy such claim or liability, the Company shall save, defend, indemnify, hold harmless and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to the Indemnitee, from and against any claim or liability to which Indemnitee may become subject or which the Indemnitee may incur by reason of service in his capacity as a director of the Company.

2. Claims. If any action, suit, proceeding or investigation is commenced as to which the Indemnitee proposes to demand indemnification or exculpation, he shall promptly notify the Indemnitors; provided, however, that failure to give prompt notice to the Indemnitors shall not affect the indemnification obligations of the Indemnitors hereunder. The Indemnitee shall have the right to retain counsel of its own choice to represent it and, so long as all Indemnitees retain the same counsel with respect to a particular claim or count, the Indemnitors shall pay the fees at standard hourly rates, expenses and disbursements of such counsel as and when incurred; and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Indemnitors and any counsel designated by the Indemnitors. The Indemnitors shall be liable for any settlement of any claim against an Indemnitee made with the Indemnitors’ written consent, which consent shall not be unreasonably withheld. The Indemnitors shall not, without the prior written consent of an Indemnitee, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as an unconditional term thereof, the giving by the claimant to such Indemnitee of an unconditional release from all liability in respect of such claim.

3. Miscellaneous.

3.1 This agreement may be amended only by written instrument duly executed by the parties hereto.

3.2 This Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to its choice of law rules.

3.3 This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

3.4 Nothing in this Agreement, express or im plied, is intended to confer upon any person other than the Indemnitee any rights or remedies of any nature whatsoever under or by reason of this Agreement.

3.5 If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

David Lichtenstein

LIGHTSTONE VALUE PLUS
REAL ESTATE INVESTMENT TRUST, INC.,
a Maryland corporation

By:
Name:
Title:

Indemnitee